Exhibit 99.1

EVI Industries, Inc.

4500 Biscayne Boulevard, Suite 340

Miami, Florida 33137

Henry M. Nahmad, Chairman and CEO – (305) 402-9300

Sloan Bohlen, Investor Relations – info@evi-ind.com

EVI Industries Reports Results for Second Quarter of Fiscal 2021; Comments on Business Acquisitions

Miami, FL – February 9, 2021 – EVI Industries, Inc. (NYSE American: EVI) (the “Company” or “EVI”) announced today its financial results for the three- and six-month periods ended December 31, 2020.

Earnings Conference Call

The Company provided a pre-recorded earnings conference call, including a business update, which can be accessed in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo.

Expansion Through Acquisition

During the second quarter of fiscal 2021, the Company successfully continued the execution of its long-term growth strategy by acquiring Yankee Equipment Systems, a distributor of commercial laundry products and a provider of related technical installation and maintenance services in the New England region of the United States. Shortly after the completion of the second fiscal quarter, the Company followed up by acquiring Eastern Laundry Systems with a view towards amplifying sales and service operations in the New England region. The acquisitions of Yankee and Eastern are the Company’s first acquisitions in New England and bring the Company’s total operations to seventeen businesses.

Henry M. Nahmad, Chairman and CEO commented: “The timing of these investments is a testament to our sound financial and operating principles in executing our growth strategy and the continued attractiveness of our entrepreneurial culture to successful business owners. Led by a dynamic team of commercial laundry professionals in the New England region and aligned with loyal suppliers delivering the industry’s best brand name products, we are already building on Yankee’s longstanding success.”

Balance Sheet Strength

On December 31, 2020, the Company had $17.7 million of net debt reflecting a 1.0% decrease from June 30, 2020 notwithstanding the deployment of $4.5 million of cash for the acquisition of Yankee during the second fiscal quarter. The sustained strength of the Company’s balance sheet was driven by $3.1 million and $7.4 million of operating cash flow during the three and the six-month periods ended December 31, 2020, respectively.

Mr. Nahmad commented: “Given our conservative financial position with ample liquidity and access to additional capital, we believe we are well-positioned to continue the thoughtful execution of our long-term growth and value creation strategy.”

Operating Performance

The Company’s operating results; however, reflect the sustained impact from COVID-19. Specifically, the extension of local, state, and federal orders related to COVID-19 continues to restrict the normal course of business, including in certain cases limiting the Company’s ability to receive products from third-party suppliers and to timely complete sales, installations, and services. Accordingly, revenue derived from industrial laundry products was adversely impacted due to delays in the delivery and installation of complex industrial laundries under longer-term contracts ongoing in states where business activity is disproportionately limited, and revenue from on-premise laundry products continued to vary by geography and by the speed of recovery of specific end-user customers. Revenue from the sale of vended products was strong across nearly all of the geographies the Company serves, and revenue from multi-family laundry customers was consistent with contractual obligations. Overall, revenue for the three and six-month periods ended December 31, 2020 declined 14% and 6%, respectively, as compared to the then-record revenues generated by the Company during the same periods of the prior fiscal year. Revenue was flat in sequential quarters.

Mr. Nahmad commented: “Our sales and service professionals continue to create wins despite a more restrictive busines environment due to COVID-19 and we are encouraged by the increased sales activity we are experiencing at certain of our subsidiaries, which we believe to be a function of pent-up demand after several months of restricted activity.”

Record Gross Profit and Increased Gross Margins

Gross margin during the second fiscal quarter increased from 21% to 25% resulting in record gross profit for the quarter. Gross margin for the six-month period ended December 31, 2020 increased to 24% from 23% for the six-month period ended December 31, 2019. Further, gross margin net of longer-term contracts for the three and six-month periods ended December 31, 2020 increased from 23% to 26% and from 24% to 26%, respectively, compared to the same period of the prior fiscal year.

Mr. Nahmad commented: “Our strategic objective includes taking advantage of the opportunity our sales professionals have to design effective and efficient laundry solutions from our broad product range and our ability to complete installation and maintenance services for the products we represent. We believe that accomplishing these objectives will create a significant competitive advantage for us and will result in long-term customer relationships from which we will derive greater profitability. Although we are in the early stages of accomplishing these objectives, we are beginning to experience the benefits of our strategy evidenced by the improvements in gross margin.”

Pursuit of Operational Optimization

While the Company continued to execute on its growth strategy, it also pursued the optimization of its business, including the consolidation of its operations into five operating subsidiaries with twelve branches. In connection with its optimization objectives, the Company implemented an advanced technology system in one of its five operating subsidiaries, accelerated the deployment of certain field technology aimed to create sales efficiencies and improve customer service, commenced actions to consolidate operating functions into certain operating subsidiaries, and hired leaders which we believe have the experience necessary to fulfill these and other business and growth objectives.

Mr. Nahmad commented: “The impact of COVID-19 on revenue combined with the ongoing investments and activities underway in the pursuit of an optimized operation offset our record fiscal second quarter gross profit and improved gross margins. However, given these ongoing initiatives are at different points across all five of our operating subsidiaries, we expect that we will incrementally experience the benefits in the months ahead, with the ultimate goal of accomplishing a greater level of operating leverage.”

The Future

Since October of 2016, EVI has acquired sixteen commercial laundry businesses making it the fastest growing company in the North American commercial laundry distribution industry during that time. The Company intends to continue the execution of its long-term buy-and-build growth strategy.

Mr. Nahmad commented: “Our business principles continue to prove valuable evidenced by our ability to meaningfully grow and invest in our operations while managing through a challenging business environment. Our track record has earned us the reputation of a knowledgeable, efficient, and trustworthy acquirer with an operating model and entrepreneurial growth culture that is attractive to business owners in and around the commercial laundry industry. Although we expect the circumstances caused by COVID-19 to run fairly deeply into calendar 2021, we believe we have the right leaders to effectively manage through the current business environment, that the initiatives underway will result in a more profitable operation, and that we are in a strong financial position to execute on attractive growth opportunities ahead.”

Three-Month and Six-Month Ended December 31, 2020 Operating Results

(compared to the same period of the prior fiscal year)

Three-Month Results

▪	Revenue decreased 14% to $57 million,
▪	Gross profit increased 2% to a record $14.4 million,
▪	Gross margin increased 410 basis points to 25%,
▪	Gross margin, net of longer-term contracts, increased from 23% to 26%,
▪	Operating income was $0.5 million compared to $0.8 million,
▪	Net income increased from $0.3 million $0.5 million,
▪	Adjusted EBITDA increased from $2.2 million to $2.3 million, and
▪	Operating cash flow was $3.1 million.

Six-Month Results

▪	Revenue decreased 6% to $115 million,
▪	Gross profit decreased 1% to $27.7 million,
▪	Gross margin increased from 23% to 24%,
▪	Gross margin, net of longer-term contracts, increased from 24% to 26%,
▪	Operating income was $1.4 million compared to $2.1 million,
▪	Net income increased from $0.8 million to $1.0 million,
▪	Adjusted EBITDA increased from $4.7 million to $4.8 million,
▪	Operating cash flow was $7.4 million, and
▪	Net debt decreased 1% from $17.9 million to $17.7 million.

For additional information regarding the Company’s results for the quarter ended December 31, 2020, see the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, pother Company generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories, to single or multiple units of equipment, to large complex systems as well as installation, maintenance and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, , the risks related to EVI’s business, results, financial condition, prospects, and growth strategy and plans; general economic and business conditions in the United States and other countries where EVI operates or where its customers and suppliers are located; industry conditions and trends; risks relating to the COVID-19 pandemic and the rapidly changing effects thereof and developments with respect thereto, including the impact of the COVID-19 pandemic on EVI and its business, liquidity and results and the business, liquidity and financial condition of EVI’s suppliers and customers, the length and severity of the COVID-19 pandemic and the pace of recovery following the COVID-19 pandemic, the success of actions taken or which may be taken by EVI in response to the COVID-19 pandemic, volatility in the economy, including in the credit markets, supply chain disruptions, reduced demand for products and services, business restrictions, worker absenteeism, quarantines and other health-related restrictions, governmental and agency orders, mandates and guidance in response to the COVID-19 pandemic, including stay-at home orders, risks related to the loans received or assumed by the Company and certain of its subsidiaries under the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act, including that there is no assurance that any or all of the loans will be forgiven and that, while the Company believes that the certifications made by it in connection with the loan applications are accurate, the applications will be reviewed and may subject the Company to potential liability if determined to be inaccurate; risks associated with EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities, that acquisition and other strategic opportunities may not be available to EVI to the extent anticipated or at all, that the potential benefits of transactions, including the acquisitions of Yankee Equipment Systems and Eastern Laundry Systems, may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with transactions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with transactions, risks related to the business, operations and prospects of acquired businesses, their ability to achieve growth and EVI’s ability to support growth efforts, risks related to EVI’s and its acquired businesses’ relationships with principal suppliers and customers, including EVI’s ability to expand or maintain such relationships, and the impact that the loss of any principal supplier or customer could have on EVI’s results and financial condition; risks related to organic growth initiatives, market share and other growth strategies, and modernization, optimization and other initiatives (including the Company’s recently implemented consolidation initiative), including the costs associated with such initiatives and the risk that they may not be implemented when or as expected and may not result in the benefits anticipated, including sales efficiencies, improved customer service, a greater level of operating leverage, when or to the extent anticipated or at all; competition, including the Company’s ability to compete effectively, and the risk that strategies and initiatives may not create a competitive advantage for EVI or result in long-term customer relationships from which EVI will derive greater profitability; risks that future orders may not be met or exceed the EVI’s expectations as to demand; risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries and the costs and timing of the Company’s efforts with respect thereto; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the Securities and Exchange Commission, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020. Further, past performance of EVI and its acquired businesses and trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data) (Unaudited)

	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/20	12/31/19	12/31/20	12/31/19

Revenues	$115,043	$122,338	$57,165	$66,657
Cost of Sales	87,330	94,429	42,785	52,582
Gross Profit	27,713	27,909	14,380	14,075
SG&A	26,305	25,823	13,868	13,270
Operating Income	1,408	2,086	512	805
Interest Expense, net	319	855	150	433
Income before Income Taxes	1,089	1,231	362	372
Provision for (Benefit from) Income Taxes	110	388	(99)	109
Net Income	$979	$843	$461	$263

Net Income per Share
Basic	$0.07	$0.07	$0.03	$0.02
Diluted	$0.07	$0.06	$0.03	$0.02

Weighted Average Shares Outstanding
Basic	12,027	11,787	12,120	11,797
Diluted	12,427	12,208	12,574	12,199

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	12/31/20	06/30/20
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$4,978	$9,789
Accounts receivable, net	21,440	23,042
Inventories, net	25,174	24,063
Vendor deposits	1,146	1,276
Contract assets	9,434	3,443
Other current assets	4,802	3,041
Total current assets	66,974	64,654
Equipment and improvements, net	10,538	7,992
Operating lease assets	7,542	5,311
Intangible assets, net	24,652	21,754
Goodwill	63,705	56,678
Other assets	6,682	4,329
Total assets	$180,093	$160,718

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$25,566	$24,292
Accrued employee expenses	5,052	4,764
Customer deposits	13,494	8,511
Contract liabilities	3,294	558
Current portion of long-term debt	1,837	2,680
Current portion of operating lease liabilities	2,053	1,672
Total current liabilities	51,296	42,477
Deferred tax liabilities, net	3,672	1,728
Long-term operating lease liabilities	6,113	3,657
Long-term debt, net	20,817	25,030
Total liabilities	81,898	72,892

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	309	301
Additional paid-in capital	88,855	79,127
Retained earnings	11,389	10,410
Treasury stock	(2,358)	(2,012)
Total shareholders' equity	98,195	87,826
Total liabilities and shareholders' equity	$180,093	$160,718

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the six months ended
	12/31/20	12/31/19
Operating activities:
Net income	$979	$843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,157	1,730
Amortization of debt discount	28	28
Provision for bad debt expense	165	101
Non-cash lease expense	41	30
Share-based compensation	1,194	915
Inventory reserve	(79)	94
Provision for deferred income taxes	1,041	336
Other	84	—
(Increase) decrease in operating assets:
Accounts receivable	3,035	7,209
Inventories	508	(2,270)
Vendor deposits	130	300
Contract assets	(5,991)	1,004
Other assets	(2,262)	(971)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(593)	(2,412)
Accrued employee expenses	(246)	(38)
Customer deposits	4,498	1,808
Contract liabilities	2,736	901
Net cash provided by operating activities	7,425	9,608

Investing activities:
Capital expenditures	(1,436)	(2,165)
Cash paid for acquisitions; net of cash acquired	(4,475)	(474)
Net cash used by investing activities	(5,911)	(2,639)

Financing activities:
Proceeds from borrowings	25,500	4,000
Debt repayments	(31,500)	(9,800)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(346)	(309)
Issuances of common stock under employee stock purchase plan	21	26
Net cash used by financing activities	(6,325)	(6,083)
Net (decrease) increase in cash and cash equivalents	(4,811)	886
Cash and cash equivalents at beginning of period	9,789	5,038
Cash and cash equivalents at end of period	$4,978	$5,924

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (Unaudited)

	For the six months ended
	12/31/20	12/31/19
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$287	$870
Cash paid during the period for income taxes	$477	$136

Supplemental disclosure of non-cash financing activities
Common stock issued for acquisitions	$8,521	$1,294

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands) (Unaudited)

	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/20	12/31/19	12/31/20	12/31/19

Net Income	$979	$843	$461	$263
Provision for (Benefit from) Income Taxes	110	388	(99)	109
Interest Expense	319	855	150	433
Depreciation and Amortization	2,157	1,730	1,172	919
Amortization of Share-based Compensation	1,194	915	616	462
Adjusted EBITDA	$4,759	$4,731	$2,300	$2,186